AMENDMENT AND SETTLEMENT AGREEMENT

THIS AMENDMENT AND SETTLEMENT AGREEMENT (this "Agreement"), dated May 5, 2020 (the "Effective Date"), is executed by and between Iota Communications, Inc., a Delaware corporation (the "Company") and Lucas Hoppel ("Hoppel"). The Company and Hoppel are each respectively referred to herein as a "Party" and collectively as "the Parties."

WHEREAS, the Parties entered into that certain Securities Purchase Agreement dated as of September 18, 2018 pursuant to which the Company issued Hoppel a promissory note in the principal amount of $440,000 (the "Note");

WHEREAS, on May 21, 2019, in lieu of the Company paying back the amount owed pursuant to the Note, the Company and Hoppel entered into a Settlement Agreement (the "2019 Settlement") to provide for the Company to issue common stock as full repayment of the Note;

WHEREAS, the 2019 Settlement provided for an initial issuance of 1,330,000 shares to Hoppel and contained a "Make-Whole" provision requiring that the Company issue Hoppel additional shares in the event that proceeds from the 1,330,000 shares did not net proceeds of at least $665,000.00;

WHEREAS, the initial 1,330,000-share outlay to Hoppel resulted in proceeds of $481,943.00, resulting in the Company needing to issue additional "Make-Whole" shares to cover the remaining "Make-Whole" amount of $183,057.00;

WHEREAS, rather than issue additional "Make-Whole" shares, the Company provided partial payment of $50,000.00 to reduce the outstanding "Make-Whole" amount to $133,057.00 and Hoppel agreed not to exercise his "Make Whole" rights under Section 2 of the 2019 Settlement until May 1, 2020.

WHEREAS, rather than issue additional "Make-Whole" shares at this time, the Company wishes to provide partial payment of $50,000.00 to reduce the outstanding "Make-Whole" amount to $83,057.00, while this remaining amount will remain an outstanding obligation of the Company;

WHEREAS, the Parties desire to amend the 2019 Settlement to incorporate the following changes.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is stipulated and agreed, by and among the undersigned, that any claims arising from any amounts owed by the Company to Hoppel pursuant to the Note (the "Settled Claims") are fully and finally settled upon the following terms and conditions:

1. <u>**Section 2. Make-Whole**</u>. Rather than issuing "Make-Whole" shares due under Section 2 of the 2019 Settlement at this time, the Company shall pay to Hoppel, $50,000.00 in cash, made in immediately available funds to the bank account designated by Hoppel attached as

Schedule A hereto, to reduce the remaining "Make-Whole" amount to $83,057.00. This amount will remain a valid and outstanding obligation of the Company due to Hoppel. In exchange for this payment, Hoppel shall not exercise his "Make Whole" rights under Section 2 of the 2019 Settlement until June 1, 2020. Beginning June 1, 2020, Hoppel may exercise his "Make-Whole" rights for any "Make-Whole" amount remaining under the 2019 Settlement.

2. **Effectiveness; Conflict**. Except as modified hereby, the Note, the 2019 Settlement, and terms thereof shall remain in full force and effect. On and after the effectiveness of this Amendment, each reference in the Notes to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Note, as amended by this Amendment. To the extent the terms of this Amendment conflict with any provision of the Note or any of the documents referenced therein, then the provisions of this Amendment shall control.

3. **Counterparts**. This Amendment and Settlement Agreement may be executed by facsimile transmission and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

Iota Communications, Inc.

By: ______________________________

Name: Terrence DeFranco

Title: Chief Executive Officer

LUCAS HOPPEL

____

Lucas Hoppel

Schedule A

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